As filed with the Securities and Exchange Commission on June 11, 2003.
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             Nittany Financial Corp.
--------------------------------------------------------------------------------
                 (Name of Small Business Issuer in its charter)

       Pennsylvania                         6035                 23-2925762
----------------------------          -----------------       ----------------
(State or other jurisdiction          (Primary SIC No.)       (I.R.S. Employer
of incorporation or organization)                            Identification No.)

           116 East College Avenue, State College, Pennsylvania 16801
                                 (814) 234-7320
--------------------------------------------------------------------------------
               (Address and telephone number, including area code, of principal executive offices and principal place of business)

                        David Z. Richards, Jr., President
                             Nittany Financial Corp.
           116 East College Avenue, State College, Pennsylvania 16801
                                 (814) 234-7320
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                    Please send copies of all communications
                                      to:
                             James C. Stewart, Esq.
                            Malizia Spidi & Fisch, PC
        1100 New York Avenue, NW, Suite 340 West, Washington, D.C. 20005
                                 (202) 434-4660

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X ] 333-104766.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]
              ---------

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Title of Each
Class of Securities      Shares to be         Proposed Maximum             Proposed Maximum           Amount of
To Be Registered          Registered       Offering Price Per Unit     Aggregate Offering Price   Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.10 Par Value           20,000 (1)               $15.50                      $310,000                $25.08
--------------------------------------------------------------------------------------------------------------------

(1) Represents only the additional number of shares being registered. Does not include 149,500 shares registered pursuant to Registration Statement No. 333-104766 as to which a registration fee was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART I

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register 20,000 additional shares of Common Stock, par value $0.10 per share, of Nittany Financial Corp. (the "Company"), for the offering pursuant to the Registration Statement on Form SB-2 of the Company (File No. 333-104766) filed with the Securities and Exchange Commission on April 25, 2003, which was previously declared effective by the Commission on May 12, 2003. The information contents of the Registration Statement No. 333-104766 are hereby incorporated by reference into this Registration Statement.


                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS


Item 16.          Exhibits and Financial Statement Schedules:

                  All exhibits and financial statement schedules filed with or incorporated by reference into the Registration Statement No. 333-104766 are incorporated by reference into, and shall be deemed part of, this registration statement, except the following which are filed herewith:

         5       Opinion of Malizia Spidi & Fisch, P.C.
         23.1    Consent of S.R. Snodgrass, A.C.
         23.2    Consent of Malizia Spidi & Fisch, P.C. (included in Exhibit 5)

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of State College, Commonwealth of Pennsylvania, on June 6, 2003.

                                 NITTANY FINANCIAL CORP.


                                 /s/David Z. Richards
                                 -----------------------------------------------
                                 David Z. Richards
                                 President, Chief Executive Officer and Director

         We the undersigned directors and officers of Nittany Financial Corp. do hereby severally constitute and appoint David Z. Richards our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below and to execute all instruments for us and in our names in the capacities indicated below which said David Z. Richards may deem necessary or advisable to enable Nittany Financial Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of Nittany Financial Corp. common stock, including specifically but not limited to, power and authority to sign for us or any of us, in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that David Z. Richards shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated as of June 6, 2003.


/s/ Samuel J. Malizia                                         /s/ David Z. Richards
-----------------------------------------------------         --------------------------------------------
Samuel J. Malizia                                             David Z. Richards
Chairman                                                      President, Chief Executive Officer and
                                                              Director
                                                              (Principal Executive Officer)


-----------------------------------------------------         --------------------------------------------
William A. Jaffe                                              David K. Goodman, Jr.
Director and Secretary                                        Director


/s/ J. Garry McShea
-----------------------------------------------------         --------------------------------------------
J. Garry McShea                                               Donald J. Musso
Director                                                      Director


/s/ D. Michael Taylor                                         /s/ Gary M. Bradley
-----------------------------------------------------         --------------------------------------------
D. Michael Taylor                                             Gary M. Bradley
Director                                                      Vice President and Chief Accounting Officer
                                                              (Principal Accounting Officer)
